SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BlackRock MuniYield New York Quality Fund, Inc.

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

ISS Endorses ALL of Saba Capital’s Nominees at the BlackRock Science and Technology Term Trust and BlackRock California Municipal Income Trust

A Leading Independent Proxy Advisory Firm Concludes “Direct Intervention at the Board Level is Necessary” Based on the Funds’ Unacceptable Performance and Anti-Shareholder Governance

Visit HeyBlackRock.com to Learn How to Vote “FOR” Each of Saba’s Nominees on the GOLD Proxy Card Ahead of the Upcoming Annual Meetings

NEW YORK--(BUSINESS WIRE)--Saba Capital Management, L.P. (together with certain of its affiliates, “Saba” or “we”), a significant shareholder of 10 BlackRock closed-end funds (collectively, the “Funds” or the “CEFs”),1 today announced that Institutional Shareholder Services Inc. (“ISS”) has made the following recommendations:

•	BSTZ shareholders should vote FOR all of Saba’s nominees: David Locala, Athanassios Diplas and Alexander Vindman.
•	BFZ shareholders should vote FOR all of Saba’s nominees: Shavar Jeffries and Ilya Gurevich.
•	MHN and MYN shareholders should withhold support for BlackRock director J. Phillip Holloman.

Paul Kazarian, Partner and Portfolio Manager of Saba, commented:

“We are pleased that ISS has concluded BlackRock must be held accountable for its blatant disregard of shareholder rights at numerous closed-end funds. BlackRock’s hand-picked trustees are directly responsible for destroying billions in shareholder value and preventing us from taking action to protect our investment. We believe investors deserve a say in who runs their Funds and we agree with ISS that there is a compelling case for change based on the Funds’ unacceptable performance and governance over the last several years.

Saba appreciates that ISS has recognized the industry expertise and independent perspectives that our nominees – Athanassios Diplas, David Locala, Alexander Vindman, Ilya Gurevich and Shavar Jeffries – would bring to BSTZ and BFZ. Our singular goal is to provide shareholders a choice in how their Funds are run moving forward, which is why we believe investors should be offered the opportunity to exit at net asset value. At the upcoming Annual Meetings, we encourage investors to vote the GOLD Proxy Card for each of Saba’s nominees, who are committed to ending BlackRock’s chokehold on the Funds and delivering enhanced shareholder returns.”

In its reports on BSTZ and BFZ, ISS supported ALL of Saba’s nominees:2

•	“There are not only concerns with numerous elements of quantitative performance, but [BSTZ’s] board has enacted a corporate governance structure designed to disenfranchise shareholders.”

•	“…it is challenging to overlook the fact that [BSTZ’s] TSR remains over 65 percentage points worse than the peer median since inception, while the NAV discount remains significantly wider.”

•	“…there are concerns with distribution quality, as all of [BSTZ’s] distributions in the most recent fiscal year were sourced from a return of capital.”

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1 The Funds include: the BlackRock California Municipal Income Trust (NYSE: BFZ), BlackRock Capital Allocation Term Trust (NYSE: BCAT), BlackRock ESG Capital Allocation Term Trust (NYSE: ECAT), BlackRock Health Sciences Term Trust (NYSE: BMEZ), BlackRock Innovation and Growth Term Trust (NYSE: BIGZ), BlackRock MuniHoldings New York Quality Fund (NYSE: MHN), BlackRock MuniYield New York Quality Fund (NYSE: MYN), BlackRock MuniYield Pennsylvania Quality Fund (NYSE: MPA), BlackRock New York Municipal Income Trust (NYSE: BNY) and BlackRock Science and Technology Term Trust (NYSE: BSTZ).

2 Permission to quote ISS was neither sought nor obtained.

•	“In light of [BFZ’s] demonstrated comfort with disenfranchising a shareholder, a direct intervention at the board level is necessary.”

•	“[Saba] nominees Athanassios Diplas, David Locala, and Alexander Vindman would represent a much-needed infusion of outside independence, enhancing oversight while ensuring that more attention is paid to the best interests of shareholders on important matters relating to corporate governance.”

•	“…there is little question that Gurevich and Jeffries are suitable in this specific case, considering the gravity of BFZ's corporate governance failings.”

In its reports on MHN and MYN, ISS raised concerns with the funds’ corporate governance, leading it to recommend shareholders withhold support for BlackRock director and member of the governance committee, J. Phillip Holloman:3

•	“…[the boards have] demonstrated a surprising comfort with disenfranchising shareholders, including by unilaterally classifying the board and adopting other entrenchment mechanisms.”

•	“It is rare to witness a board so brazenly flout the most basic of shareholder rights in furtherance of its own entrenchment.”

•	“[The boards’] actions are so grave that they would warrant adverse vote recommendations for incumbent nominees in an uncontested election.”

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VOTE “FOR” BOTH OF SABA’S PROPOSALS ON THE GOLD PROXY CARD:

•	The election of Saba’s highly qualified and independent nominees.

•	The termination of BlackRock’s investment management agreement with BFZ, BCAT, ECAT, BMEZ, BIGZ and BSTZ.

For information on how to vote for Saba’s proposals on the GOLD Proxy Card, to download a copy of the investor presentation and to sign up for important campaign updates, visit www.HeyBlackRock.com.

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About Saba Capital

Saba Capital Management, L.P. is a global alternative asset management firm that seeks to deliver superior risk-adjusted returns for a diverse group of clients. Founded in 2009 by Boaz Weinstein, Saba is a pioneer of credit relative value strategies and capital structure arbitrage. Saba is headquartered in New York City. Learn more at www.sabacapital.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “intends,” “believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements relate to future events or future performance and involve known and unknown risks, uncertainties, and other factors that may cause actual results, levels of activity, performance or achievements or those of the industry to be materially different from those expressed or implied by any forward-looking statements. Each of the BlackRock Funds (as defined below) has also identified additional risks relating to its business in its public filings with the Securities and Exchange Commission (the “SEC”). Saba Capital Management, L.P. (“Saba Capital”), and as applicable the other participants in the proxy solicitation, have based

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3 Permission to quote ISS was neither sought nor obtained.

these forward-looking statements on current expectations, assumptions, estimates, beliefs, and projections. While Saba Capital and the other participants, as applicable, believe these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which involve factors or circumstances that are beyond the participants’ control. There can be no assurance that any idea or assumption herein is, or will be proven, correct. If one or more of the risks or uncertainties materialize, or if the underlying assumptions of Saba Capital or any of the other participants described herein prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by Saba Capital that the future plans, estimates or expectations contemplated will ever be achieved. You should not rely upon forward-looking statements as a prediction of actual results and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Except to the extent required by applicable law, neither Saba Capital nor any participant will undertake and specifically declines any obligation to disclose the results of any revisions that may be made to any projected results or forward-looking statements herein to reflect events or circumstances after the date of such projected results or statements or to reflect the occurrence of anticipated or unanticipated events.

Certain statements and information included herein have been sourced from third parties. Saba Capital does not make any representations regarding the accuracy, completeness or timeliness of such third party statements or information. Except as may be expressly set forth herein, permission to cite such statements or information has neither been sought nor obtained from such third parties. Any such statements or information should not be viewed as an indication of support from such third parties for the views expressed herein.

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

Saba Capital, Saba Capital Master Fund, Ltd. (“SCMF”), Boaz R. Weinstein (“Mr. Weinstein,” and together with Saba Capital and SCMF, “Saba”) and the Nominees (as defined below, and together with Saba, the “Participants”) have filed definitive proxy statements and accompanying GOLD proxy cards (collectively, the “Proxy Statements”) with the SEC to be used in conjunction with the solicitation of proxies in connection with the 2024 annual meeting of shareholders of each of BlackRock Innovation and Growth Term Trust (“BIGZ”); BlackRock Capital Allocation Term Trust (“BCAT”); BlackRock ESG Capital Allocation Term Trust (“ECAT”); BlackRock Health Sciences Term Trust (“BMEZ”); BlackRock California Municipal Income Trust (“BFZ”); BlackRock Science and Technology Term Trust (“BSTZ”); BlackRock MuniYield Pennsylvania Quality Fund (“MPA”); BlackRock MuniYield New York Quality Fund, Inc. (“MYN”); BlackRock New York Municipal Income Trust (“BNY”); and BlackRock MuniHoldings New York Quality Fund, Inc. (“MHN” and together with BIGZ, BCAT, ECAT, BMEZ, BFZ, BSTZ, MPA, MYN and BNY, collectively, the “BlackRock Funds”). Shareholders of the BlackRock Funds are advised to read the applicable Proxy Statements, including any supplements thereto, and other documents related to the solicitation of proxies with respect to such BlackRock Funds by the Participants because they contain important information, including additional information related to the Participants and a description of their direct or indirect interests by security holdings or otherwise. Such materials will be made available at no charge on the SEC’s website, https://www.sec.gov.

The “Nominees” refer to (i) with respect to BIGZ, ECAT and MPA, Ilya Gurevich (“Mr. Gurevich”), Shavar Jeffries (“Mr. Jeffries”), Jennifer Raab (“Ms. Raab”), Athanassios Diplas (“Mr. Diplas”), David Littlewood (“Mr. Littlewood”), David Locala (“Mr. Locala”) and Alexander Vindman (“Mr. Vindman”); (ii) with respect to BCAT, Mr. Jeffries, Ms. Raab and Mr. Vindman; (iii) with respect to BMEZ, Mr. Gurevich, Mr. Jeffries and Mr. Locala; (iv) with respect to BFZ, Mr. Gurevich and Mr. Jeffries; (v) with respect to BSTZ, Mr. Diplas, Mr. Locala and Mr. Vindman; (vi) with respect to MYN, Ms. Raab and Mr. Vindman; (vii) with respect to BNY, Mr. Gurevich and Ms. Raab; and (viii) with respect to MHN, Mr. Jeffries and Ms. Raab.

Contacts

Longacre Square Partners
Charlotte Kiaie / Kate Sylvester, 646-386-0091
ckiaie@longacresquare.com / ksylvester@longacresquare.com

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